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                                                                Exhibit 10.5


                              AGREEMENT AND WAIVER

         THIS AGREEMENT AND WAIVER is made, entered into and effective as of the 14th day of October, 2003, by and among Midway Games Inc., a Delaware corporation (the "CORPORATION"), and Neil D. Nicastro ("NDN").

                               W I T N E S S E T H

         WHEREAS, NDN is one of the investors (collectively, the "INVESTORS") who own warrants (the "SERIES B WARRANTS") to purchase shares of the Corporation's common stock, par value $0.01 per share (the "COMMON STOCK"), which were acquired by the Investors pursuant to the Securities Purchase Agreement, dated as of May 22, 2001, by and among the Corporation and the Investors;

         WHEREAS, as of the date hereof, the Corporation and certain purchasers have entered into a Securities Purchase Agreement (the "SECURITIES PURCHASE AGREEMENT") whereby the Corporation will issue and sell 9,317,886 shares of Common Stock to the purchasers named therein in a private placement (the "PRIVATE PLACEMENT");

         WHEREAS, Section 8(a) of the Series B Warrants grants the Investors, under certain circumstances, anti-dilution rights which may be triggered by issuance and sale of Common Stock in the Private Placement (collectively, the "ANTI-DILUTION RIGHTS");

         WHEREAS, the Investors other than NDN have entered into agreements with the Corporation whereby they have irrevocably waived the Anti-Dilution Rights set forth in the Series B Warrants solely with respect to the issuance and sale of Common Stock in the Private Placement; and

         WHEREAS, NDN desires to irrevocably waive the Anti-Dilution Rights set forth in his Series B Warrants solely with respect to the issuance and sale of Common Stock in the Private Placement.

         NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, the parties hereby agree as follows:

         1. WAIVER. NDN agrees to irrevocably waive the Anti-Dilution Rights set forth in Section 8(a) of the Series B Warrant solely with respect to the Corporation's issuance and sale of Common Stock in the Private Placement.

         2. MISCELLANEOUS. This Waiver may be executed in any number of counterparts, each of which shall be an original and all of which shall be deemed one and the same instrument. This Waiver shall be governed by the laws of the State of New York, without regard to its rules of conflicts of laws.

                                    * * * * *

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and
Waiver as of the day and year first above written.



                                   MIDWAY GAMES INC.

                                   By:   /s/ David F. Zucker
                                      ---------------------------------
                                   Name: David F. Zucker
                                   Title: President and Chief Executive Officer





                                     /s/ Neil D. Nicastro
                                   ------------------------------------
                                   Neil D. Nicastro